Exhibit 99.5

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons and entities named below agree to the joint filing on behalf of each of them of the foregoing Schedule 13D with respect to the shares of common stock, par value $0.001 per share, of ReShape Lifesciences, Inc, and that all subsequent amendments to such Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned hereby further agree that this joint filing agreement be included as an exhibit to such Schedule 13D and that this joint filing agreement may be executed in any number of physical or electronically signed counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument. In evidence thereof, the undersigned, being duly authorized, have executed this joint filing agreement as of January 7, 2025.

DOMINION CAPITAL LLC
By: Dominion Capital GP LLC, its Manager By: Dominion Capital Holdings LLC, its Manager

By:	/s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Authorized Signatory

ASCENT PARTNERS FUND LLC

By:	/s/ Alon Brenner
Name: Alon Brenner
Title: Authorized Signatory

DOMINION CAPITAL GP LLC
By: Dominion Capital Holdings LLC, its Manager

By:	/s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Authorized Signatory

DOMINION CAPITAL HOLDINGS LLC

By:	/s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Authorized Signatory

/s/ Mikhail Gurevich
Mikhail Gurevich

/s/ Gennadiy Gurevich
Gennadiy Gurevich

/s/ Alon Brenner
Alon Brenner